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                                                                   EXHIBIT 23.1

            CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

  We consent to use in this Amendment No. 3 to registration statement no. 333-82605 of Alteon WebSystems, Inc. of our report dated July 16, 1999, appearing in the prospectus, which is part of this registration statement, and of our report dated July 16, 1999 related to the consolidated financial statement schedule appearing elsewhere in this registration statement.

  We also consent to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such prospectus.


/s/ DELOITTE & TOUCHE LLP

August 20, 1999
San Jose, California